Exhibit 32.1

                          SECTION 906 CERTIFICATIONS

In connection with the annual report of Medallion Crest Management, Inc.. (the "Company") on Form 10-KSB for the year ended April 30, 2004 (the "Report"), I, Sean Miller, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to
Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

(1) The period fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

MEDALLION CREST MANAGEMENT, INC.


  /s/ Sean Miller		Principal Executive Officer, Principal
--------------------            Financial Officer,
      Sean Miller               Principal Accounting Officer and Director



Date: August 10, 2004

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